Exhibit 10.1

THIS SECOND AMENDED AND RESTATED PROMISSORY NOTE (“NOTE”) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF REGISTRATION OF THE RESALE THEREOF UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM, SCOPE AND SUBSTANCE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

SECOND AMENDED AND RESTATED PROMISSORY NOTE

Principal Amount: $2,500,000	Dated as of May 17, 2023

WHEREAS, on November 14, 2022, 10X Capital Venture Acquisition Corp. III, a Cayman Islands exempted company (“Maker”), issued that certain Promissory Note (as amended and restated on November 14, 2022, the “Original Note”) to 10X Capital SPAC Sponsor III LLC, a Cayman Islands limited liability company, or its registered assigns or successors in interest (“Payee”); and

WHEREAS, Maker and Payee desire to amend and restate in its entirety the Original Note on the terms and conditions provided in this Note.

NOW THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the existence and sufficiency of which is expressly recognized by each of the parties hereto, the parties agree as follows:

Maker promises to pay to the order of Payee, or order, the principal sum of Two Million Five Hundred Thousand Dollars ($2,500,000) or such lesser amount as shall have been advanced from Payee to Maker and shall remain unpaid under this Note on the Maturity Date (as defined below) in lawful money of the United States of America, on the terms and conditions described below. All payments on this Note shall be made by check or wire transfer of immediately available funds or as otherwise determined by Maker to such account as Payee may from time to time designate by written notice in accordance with the provisions of this Note.

1. Principal. The entire unpaid principal balance of this Note shall be payable on the earlier of: (i) the date on which Maker consummates its Business Combination (as defined below) or (ii) the day prior to the date the Maker elects to liquidate and dissolve in accordance with the provisions of its Second Amended and Restated Memorandum and Articles of Association, as may be amended from time to time (such earlier date, the “Maturity Date”). The principal balance may be prepaid at any time. Under no circumstances shall any individual, including but not limited to any officer, director, employee or shareholder of Maker, be obligated personally for any obligations or liabilities of Maker hereunder.

2. Drawdown Requests. Maker and Payee agree that Maker may request, from time to time, up to Two Million Five Hundred Thousand Dollars ($2,500,000) in drawdowns under this Note to be used for costs and expenses related to Maker’s diligence and completion of its initial business combination (the “Business Combination”). Principal of this Note may be drawn down from time to time prior to the Maturity Date upon written request from Maker to Payee (each, a “Drawdown Request”). Each Drawdown Request must state the amount to be drawn down, and must not be an amount less than One Thousand Dollars ($1,000). Payee shall fund each Drawdown Request no later than three (3) business days after receipt of a Drawdown Request; provided, however, that the maximum amount of drawdowns outstanding under this Note at any time may not exceed Two Million Five Hundred Thousand Dollars ($2,500,000). No fees, payments or other amounts shall be due to Payee in connection with, or as a result of, any Drawdown Request by Maker.

3. Interest. No interest shall accrue on the unpaid principal balance of this Note.

4. Application of Payments. All payments shall be applied first to payment in full of any costs incurred in the collection of any sum due under this Note, including (without limitation) reasonable attorney’s fees, then to the payment in full of any late charges and finally to the reduction of the unpaid principal balance of this Note.

5. Events of Default. The following shall constitute an event of default (“Event of Default”):

(a) Failure to Make Required Payments. Failure by Maker to pay the principal amount due pursuant to this Note within five (5) business days of the date specified above.

(b) Voluntary Bankruptcy, Etc. The commencement by Maker of a voluntary case under any applicable bankruptcy, insolvency, reorganization, rehabilitation or other similar law, or the consent by it to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Maker or for any substantial part of its property, or the making by it of any assignment for the benefit of creditors, or the failure of Maker generally to pay its debts as such debts become due, or the taking of corporate action by Maker in furtherance of any of the foregoing.

(c) Involuntary Bankruptcy, Etc. The entry of a decree or order for relief by a court having jurisdiction in the premises in respect of Maker in an involuntary case under any applicable bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Maker or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days.

6. Optional Conversion.

(a) Optional Conversion. At the option of Payee, at any time on or prior to the Maturity Date, any amounts outstanding under this Note (or any portion thereof), up to $1,500,000 in the aggregate, may be converted into up to an additional 150,000 private placement-equivalent units of Maker at a price of $10.00 per unit (the “Working Capital Units”), each consisting of one Class A ordinary share, par value $0.0001 per share, of Maker (the “Ordinary Shares”) and one-third of one redeemable warrant (the “Working Capital Warrants”). If Payee elects such conversion, the terms of such Working Capital Units issued in connection with such conversion shall be identical to the units issued to Payee in the private placement that closed on January 11, 2022 (the “Private Placement Units”) in connection with Maker’s initial public offering (the “IPO”), with each Private Placement Unit consisting of one Ordinary Share and one-third of one redeemable warrant (the “Private Placement Warrants”). Each Working Capital Warrant entitles the holder thereof to purchase one Ordinary Share at a price of $11.50 per share, subject to the same adjustments applicable to the Private Placement Warrants. Before this Note, or any portion thereof, may be converted pursuant to this Section 6(a), Payee shall surrender this Note, duly endorsed, at the office of Maker and shall state therein the amount of the unpaid principal of this Note to be converted and the name or names in which the certificates for Working Capital Units are to be issued (or the book-entries to be made to reflect ownership of such Working Capital Units with Maker’s transfer agent). The conversion shall be deemed to have been made immediately prior to the close of business on the date of the surrender of this Note and the person or persons entitled to receive the Working Capital Units upon such conversion shall be treated for all purposes as the record holder or holders of such Working Capital Units (and the underlying Ordinary Shares and Working Capital Warrants) as of such date. Each such newly issued Working Capital Unit shall include a restricted legend that contemplates the same restrictions as the Private Placement Units. The Working Capital Warrants, Ordinary Shares issuable upon exercise of the Working Capital Warrants and Ordinary Shares issuable upon exercise of the Working Capital Units shall constitute “Registrable Securities” pursuant to that certain Registration Rights Agreement, dated January 11, 2022, by and among Maker, Payee and the holders signatory thereto.

(b) Remaining Principal. All accrued and unpaid principal of this Note that is not then converted into Working Capital Units shall continue to remain outstanding and be subject to the conditions of this Note.

(c) Fractional Warrants; Effect of Conversion. No fractional Working Capital Warrants shall be issued upon conversion of this Note. In lieu of any fractional Working Capital Warrants to Payee upon conversion of this Note, Maker shall pay to Payee an amount equal to the product obtained by multiplying the Conversion Price by the fraction of a Working Capital Warrant not issued pursuant to the previous sentence. Upon conversion of this Note in full and the payment of any amounts specified in this Section 6(c), this Note shall be cancelled and void without further action of Maker or Payee, and Maker shall be forever released from all its obligations and liabilities under this Note.

7. Remedies.

(a) Upon the occurrence of an Event of Default specified in Section 5(a) hereof, Payee may, by written notice to Maker, declare this Note to be due immediately and payable, whereupon the unpaid principal amount of this Note, and all other amounts payable hereunder, shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the documents evidencing the same to the contrary notwithstanding.

(b) Upon the occurrence of an Event of Default specified in Sections 5(b) or 5(c), the unpaid principal balance of this Note, and all other sums payable with regard to this Note, shall automatically and immediately become due and payable, in all cases without any action on the part of Payee.

8. Waivers. Maker and all endorsers and guarantors of, and sureties for, this Note waive presentment for payment, demand, notice of dishonor, protest, and notice of protest with regard to the Note, all errors, defects and imperfections in any proceedings instituted by Payee under the terms of this Note, and all benefits that might accrue to Maker by virtue of any present or future laws exempting any property, real or personal, or any part of the proceeds arising from any sale of any such property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment; and Maker agrees that any real estate that may be levied upon pursuant to a judgment obtained by virtue hereof or any writ of execution issued hereon, may be sold upon any such writ in whole or in part in any order desired by Payee.

9. Unconditional Liability. Maker hereby waives all notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, and agrees that its liability shall be unconditional, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by Payee, and consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by Payee with respect to the payment or other provisions of this Note, and agrees that additional makers, endorsers, guarantors, or sureties may become parties hereto without notice to Maker or affecting Maker’s liability hereunder.

10. Notices. All notices, statements or other documents which are required or contemplated by this Note shall be: (i) in writing and delivered personally or sent by first class registered or certified mail, overnight courier service or facsimile or electronic transmission to the address designated in writing, (ii) by facsimile to the number most recently provided to such party or such other address or fax number as may be designated in writing by such party and (iii) by electronic mail, to the electronic mail address most recently provided to such party or such other electronic mail address as may be designated in writing by such party. Any notice or other communication so transmitted shall be deemed to have been given on the day of delivery, if delivered personally, on the business day following receipt of written confirmation, if sent by facsimile or electronic transmission, one (1) business day after delivery to an overnight courier service or five (5) days after mailing if sent by mail.

11. Construction. THIS NOTE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF.

12. Severability. Any provision contained in this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

13. Trust Waiver. Notwithstanding anything herein to the contrary, Payee hereby waives any and all right, title, interest or claim of any kind (“Claim”) in or to any distribution of or from the trust account in which the proceeds of the IPO conducted by Maker (including the deferred underwriters discounts and commissions) and the proceeds of the sale of the Private Placement Units were deposited, as described in greater detail in the registration statement and prospectus filed with the Securities and Exchange Commission in connection with the IPO, and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim against the trust account for any reason whatsoever.

14. Amendment; Waiver. Any amendment hereto or waiver of any provision hereof may be made with, and only with, the written consent of Maker and Payee.

15. Assignment. No assignment or transfer of this Note or any rights or obligations hereunder may be made by any party hereto (by operation of law or otherwise) without the prior written consent of the other party hereto and any attempted assignment without the required consent shall be void.

16. Transfer of this Note or Securities Issuable on Conversion. With respect to any sale or other disposition of this Note or securities into which this Note may be converted, Payee shall give written notice to Maker prior thereto, describing briefly the manner thereof, together with (i) except for a Permitted Transfer, in which case the requirements in this clause (i) shall not apply, a written opinion reasonably satisfactory to Maker in form and substance from counsel reasonably satisfactory to Maker to the effect that such sale or other distribution may be effected without registration or qualification under any federal or state law then in effect and (ii) a written undertaking executed by the desired transferee reasonably satisfactory to Maker in form and substance agreeing to be bound by the restrictions on transfer contained herein. Upon receiving such written notice, reasonably satisfactory opinion, or other evidence, and such written acknowledgement, Maker, as promptly as practicable, shall notify Payee that Payee may sell or otherwise dispose of this Note or such securities, all in accordance with the terms of the note delivered to Maker. If a determination has been made pursuant to this Section 16 that the opinion of counsel for Payee, or other evidence, or the written acknowledgment from the desired transferee, is not reasonably satisfactory to Maker, Maker shall so notify Payee promptly after such determination has been made. Each Note thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Securities Act, unless in the opinion of counsel for Maker such legend is not required in order to ensure compliance with the Securities Act. Maker may issue stop transfer instructions to its transfer agent in connection with such restrictions. Subject to the foregoing, transfers of this Note shall be registered upon registration on the books maintained for such purpose by or on behalf of Maker. Prior to presentation of this Note for registration of transfer, Maker shall treat the registered holder hereof as the owner and holder of this Note for the purpose of receiving all payments of principal hereon and for all other purposes whatsoever, whether or not this Note shall be overdue and Maker shall not be affected by notice to the contrary. For purposes hereof “Permitted Transfer” shall have the same meaning as any transfer that would be permitted for the Private Placement Units under the Letter Agreement, dated January 11, 2022, among Maker, Payee and the other parties thereto.

[Signature pages follow]

IN WITNESS WHEREOF, Maker, intending to be legally bound hereby, has caused this Note to be duly executed by the undersigned as of the day and year first above written.

10X CAPITAL VENTURE ACQUISITION CORP. III

By:	/s/ Hans Thomas
	Name:	Hans Thomas
	Title:	Chief Executive Officer

[Signature Page to Promissory Note]

Acknowledged and agreed as of the date first above written.

10X Capital SPAC Sponsor III LLC

By:	/s/ Hans Thomas
	Name:	Hans Thomas
	Title:	Manager

[Signature Page to Promissory Note]

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